Exhibit 99.1

For Immediate Release	Contacts:	Richard W. Pehlke
Hudson Highland Group
212-351-7285
rich.pehlke@hhgroup.com
John D. Lovallo
Ogilvy Public Relations Worldwide
212-880-5216
john.lovallo@ogilvypr.com

Hudson Highland Group Reports
2004 First Quarter Financial Results

NEW YORK, NY – April 29, 2004 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the first quarter ended March 31, 2004. In the first quarter, the company reported revenue of $289.8 million and a net loss of $18.7 million, or $2.17 per basic and diluted share.

2004 First Quarter Highlights

•	Revenue of $289.8 million

•	Gross margin of $106.4 million or 36.7%

•	Adjusted EBITDA loss of $11.2 million

•	Cash and cash equivalents of $38.2 million

•	Completed a $28 million equity offering

“We are pleased with our first quarter 2004 operating results having met or exceeded our expectations firmwide,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “This performance was driven by a combination of organic growth, increased productivity and improved expense control.

“We also ended the quarter on a strong note, recording in March our first profitable month, at the EBITDA level, since becoming an independent company one year ago,” Chait added. “We continue to expect adjusted EBITDA to be positive for the second quarter and remain fully committed to achieving sustainable profitability for Hudson Highland Group.”

“Our first quarter was an encouraging start to the year,” said Richard W. Pehlke, executive vice president and chief financial officer of Hudson Highland Group. “On a constant currency basis, operating results approximated those of the previous quarter, generally a seasonally stronger period.

“We are seeing the benefits of our cost reduction initiatives taken throughout 2003 and continue to see good expense control throughout the business,” Pehlke added. “We experienced higher operating margins on sequentially even revenue in our operating segments.”

The first quarter operating results included approximately $2 million of expenses that are non-recurring. The company also recorded a loss of $0.9 million of expense resulting from the decision to withdraw its investment in Hudson’s German operations.

During the first quarter, the company realized net cash proceeds from the sale of 1,273,885 shares of common stock. The transaction closed on March 28, 2004. The company also has filed an S-4 with the Securities and Exchange Commission for the issuance of up to 350,000 shares of common stock to be used for future acquisitions should the opportunity arise.

Historical Results

Historical results for the first quarter 2003 reflect the company’s operations as a business unit of Monster Worldwide, Inc (formerly TMP Worldwide Inc.). Hudson Highland Group’s results for that quarter included revenue of $259.2 million, an operating loss of $35.8 million and a net loss of $44.0 million or $5.27 per basic and diluted share.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call today Thursday, April 29, 2004 at 10:30 AM EDT to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 6656357 at 10:20 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 6656357. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group offers a full suite of specialized professional staffing, retained executive search and human capital solutions worldwide. Hudson Highland Group employs more than 3,600 professionals serving clients in more than 20 countries through its Highland Partners executive search and Hudson staffing and solutions businesses. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. These factors include, but are not limited to, the company’s ability to manage its growth; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, legal liability and costs and limitations on insurance coverage related thereto; dependence on key management personnel; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and the company’s ability to obtain financing on a stand-alone basis and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenue	$289,804	$259,189
Direct costs	183,413	161,657

Gross margin	106,391	97,532
Selling, general and administrative expenses	122,675	124,418
Business reorganization expenses	60	7,961
Merger and integration (recoveries) expenses	(37)	975

Operating loss	(16,307)	(35,822)
Other expenses:
Other	1,597	1,747
Interest, net	401	293

Loss before provision for income taxes	(18,305)	(37,862)
Provision for income taxes	403	6,149

Net loss	$(18,708)	$(44,011)

Basic and diluted loss per share:
Net loss	$(2.17)	$(5.27)

Weighted average shares outstanding	8,615	8,359

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,152	$26,137
Accounts receivable, net	160,843	149,042
Prepaid and other	12,211	17,719
Due from Monster Worldwide, Inc.	3,018	5,518

Total current assets	214,224	198,416
Property and equipment, net	36,032	38,625
Other assets	9,305	11,703
Intangibles, net	2,041	2,180

	$261,602	$250,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,175	$26,495
Accrued expenses and other current liabilities	124,780	118,548
Accrued business reorganization expenses	11,721	11,543
Accrued merger and integration expenses	2,537	2,960

Total current liabilities	167,213	159,546
Accrued business reorganization expenses, non-current	7,869	14,840
Accrued merger and integration expenses, non-current	2,935	3,484
Other long-term liabilities	2,764	3,693

Total liabilities	180,781	181,563
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or
outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized; issued and
outstanding: 9,894 and 8,573 shares, respectively	10	9
Additional paid-in capital	344,389	315,130
Retained deficit	(303,509)	(284,801)
Accumulated other comprehensive income - translation adjustments	39,931	39,023

Total stockholders' equity	80,821	69,361

	$261,602	$250,924

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For the Three Months Ended March 31, 2004	Americas	Europe	Asia Pac	Corp/Other	Total
Revenue
Hudson	$72,234	$103,016	$99,877	$148	$275,275
Highland	9,564	2,047	2,918	--	14,529

	$81,798	$105,063	$102,795	$148	$289,804

Gross Margin
Hudson	$16,752	$43,372	$32,524	$117	$92,765
Highland	8,906	1,965	2,755	--	13,626

	$25,658	$45,337	$35,279	$117	$106,391

Adjusted EBITDA (1)
Hudson	$(986)	$(2,665)	$2,120	$(1,596)	$(3,127)
Highland	(404)	(68)	528	--	56
Corporate	--	--	--	(8,134)	(8,134)

	$(1,390)	$(2,733)	$2,648	$(9,730)	$(11,205)

For the Three Months Ended
March 31, 2003
Revenue
Hudson	$77,208	$84,932	$81,825	$--	$243,965
Highland	10,432	3,999	793	--	15,224

	$87,640	$88,931	$82,618	$--	$259,189

Gross Margin
Hudson	$17,557	$37,637	$27,456	$--	$82,650
Highland	10,432	3,699	751	--	14,882

	$27,989	$41,336	$28,207	$--	$97,532

Adjusted EBITDA (1)
Hudson	$(2,190)	$(8,079)	$(1,067)	$--	$(11,336)
Highland	(2,354)	(2,402)	(345)	--	(5,101)
Corporate	--	--	--	(4,964)	(4,964)

	$(4,544)	$(10,481)	$(1,412)	$(4,964)	$(21,401)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
RECONCILIATION OF ADJUSTED EBITDA TO OPERATING LOSS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2004	2003
Hudson
Adjusted EBITDA (1)	$(3,127)	$(11,336)
Business reorganization recoveries (expenses)	16	(6,839)
Merger and integration recoveries (expenses)	37	(975)
Depreciation and amortization	(3,733)	(3,849)

Operating loss	$(6,807)	$(22,999)

Highland
Adjusted EBITDA (1)	$56	$(5,101)
Business reorganization expenses	(76)	(985)
Depreciation and amortization	(423)	(1,477)

Operating loss	$(443)	$(7,563)

Corporate
Adjusted EBITDA (1)	$(8,134)	$(4,964)
Business reorganization expenses	--	(137)
Depreciation and amortization	(923)	(159)

Corporate expenses	$(9,057)	$(5,260)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$(11,205)	$(21,401)
Business reorganization expenses	(60)	(7,961)
Merger & integration recoveries (expenses)	37	(975)
Depreciation and amortization	(5,079)	(5,485)

Operating loss	$(16,307)	$(35,822)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization (“Adjusted EBITDA”) is presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.